WASTE CONNECTIONS REPORTS FIRST QUARTER 2020 RESULTS

-	Revenue of $1.352 billion, up 8.7%
-	Reports 5.2% price + volume growth
-	Net income attributable to Waste Connections of $143.0 million, or $0.54 per share
-	Adjusted net income attributable to Waste Connections* of $170.6 million, or $0.65 per share
-	Adjusted EBITDA* of $408.5 million, or 30.2% of revenue
-	Net cash provided by operating activities of $369.6 million
-	Adjusted free cash flow* of $235.7 million, or 17.4% of revenue
-	Encouraged by improving solid waste trends

TORONTO, ONTARIO, May 6, 2020 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2020.

“We couldn’t be any prouder of our Company’s preparedness for and execution during this pandemic, which should leave us well-positioned when we emerge from it.  An extremely strong start to the year, which had put us firmly on track to exceed our outlook, was interrupted in March by measures taken across the U.S. and Canada to limit or control the spread of COVID-19.  In spite of the resulting significant slowdown in economic activity and impact to revenue, we exceeded our first quarter outlook for adjusted EBITDA* and delivered adjusted free cash flow* of $235.7 million, or 17.4% of revenue and 57.7% of adjusted EBITDA*, while also shifting our focus to one of preparedness,” said Worthing F. Jackman, President and CEO.

“We recognized going into this period of uncertainty that our communities would count on us as an essential services provider, and we on each other, to honor our commitments.  Protecting the health, safety and welfare of our employees has guided every decision we’ve made, knowing that reducing employee concerns regarding income, healthcare and family obligations would be critical to providing exceptional service.  Our operating performance during this period reflects the benefit of that focus and is a testament to the dedication and tireless efforts of every Waste Connections employee, whether in the field or working remotely, which have been truly inspirational.”

Mr. Jackman added, “We believe the financial impact of the COVID-19 outbreak and the pace of recovery remain uncertain at this time.  The severity and duration of varying impacts across markets, the shape of any economic recovery, and any additional acquisitions completed during the year will influence the extent to which our results are impacted.  However, assuming that April reflects the depths of any impact, we are encouraged that revenue on a reported basis for the month declined 6.0% year-over-year, or 1.4% excluding Canada and the Northeast U.S., which were hardest hit, and solid waste trends have improved sequentially late in the month and into early May; a continuing economic recovery should reduce the revenue impact going forward.  An approximate 20% reduction in budgeted capital expenditures for the year and various cost controls will help offset a portion of the high margin decremental and flow thru associated with both pandemic-related decreases in commercial collection activity and transfer and landfill volumes and a reduction in E&P waste activity.”

Mr. Jackman concluded, “Waste Connections is well-positioned to navigate this unprecedented period.  We remain disciplined in executing our growth strategy and believe the strengths of our culture, our people and our financial profile will continue to differentiate our execution and financial performance.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Financial Impact from COVID-19

During the first quarter of 2020, our business was impacted by COVID-19 due to a reduction in revenue primarily in solid waste commercial collection and solid waste transfer and disposal resulting from a slowdown in activity associated with shelter-in-place or other closure restrictions or requirements imposed in response to the COVID-19 pandemic.  This impact to our business occurred in March, when commercial collection activity slowed down in certain markets due to service reductions or suspensions by customers whose business activity was curtailed by such measures, with third party transfer and disposal volumes typically following similar patterns to hauling activity.  In addition, and to a lesser extent, solid waste roll-off revenue was impacted in some markets, and year-over-year revenue reductions in our E&P segment resulting primarily from the drop in the value of crude oil due to increased global supplies may also be related to COVID-19.  The impacts to solid waste activity that we experienced during March varied by geography, the size and customer mix in each market, and the timing and extent of shutdown requirements across markets.  In general, our markets in Canada and the Northeast U.S. were hardest hit.  In the aggregate, the slowdown in activity is estimated to have resulted in a decline of approximately $12 million in revenue, with an estimated impact of approximately 20 basis points to adjusted EBITDA* margin, resulting in an impact of approximately two cents per diluted share in the quarter.  As a result of the expected continued slowdown in activity levels, we reduced projected 2020 capital expenditures by approximately $110 million.

The second quarter will be the first full quarter to reflect the impacts from COVID-19.  In April, revenue on a reported basis declined 6.0% year-over-year, or approximately 9.3% excluding acquisitions completed since the year ago period.  Adjusted EBITDA* margin in April declined an estimated 200 basis points year-over-year primarily due to incremental costs related to COVID-19 and, to a lesser extent, a reduction in E&P waste activity.  Solid waste collection, transfer and disposal revenue was down 6.9% year-over-year on a same store basis, or down 3.1% excluding Canada and the Northeast U.S., which were hardest hit, and recent trends suggest that such comparisons in subsequent months should show sequential improvement.  In late April, we saw mid to high single digit percentage upticks off of weekly lows in solid waste landfill volumes and roll-off activity, with over 70% of locations showing improvement.  Additionally, about 12% of solid waste commercial customers and 9% of associated revenue in competitive markets we track that had suspended or reduced service due to COVID-19, have since reached out for either a resumption of service or an increase in frequency.  E&P waste revenue in April was $14.2 million, down 33% from the prior year.

The ultimate impact of the COVID-19 outbreak on our business, results of operations, financial condition and cash flows will depend largely on future developments, including the duration and spread of the outbreak in the U.S. and Canada, its severity, the actions to contain the novel coronavirus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume, all of which are uncertain and cannot be predicted at this time.

Q1 2020 Results

Revenue in the first quarter totaled $1.352 billion, up from $1.245 billion in the year ago period.  Operating income was $217.0 million, which included $3.7 million in acquisition-related costs and $1.5 million in impairments and other items.  This compares to operating income of $184.9 million in the first quarter of 2019, which included $16.1 million in impairments and other operating items and $3.9 million in acquisition-related costs.

Net income attributable to Waste Connections in the first quarter was $143.0 million, or $0.54 per share on a diluted basis of 264.4 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $125.6 million, or $0.48 per share on a diluted basis of 264.3 million shares.

Adjusted net income attributable to Waste Connections* in the first quarter was $170.6 million, or $0.65 per diluted share, versus $163.9 million, or $0.62 per share, in the prior year period.  Adjusted EBITDA* in the first quarter was $408.5 million, as compared to adjusted EBITDA* of $385.7 million in the prior year period.  Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Q1 2020 Earnings Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on May 7th at 8:30 A.M. Eastern Time.  To access the call, listeners should dial 800-954-0601 (within North America) or 212-231-2907 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required).  A replay of the conference call will be available until May 14, 2020 by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode # 21958916.  The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

Waste Connections will be filing a Form 8-K on EDGAR and SEDAR (as an “Other” document) prior to markets opening on May 7th, providing additional information on recent solid waste trends and how they may impact the Company’s expectations for the full year.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada.  Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins.  Waste Connections serves more than seven million residential, commercial, industrial, and exploration and production customers in 42 states in the U.S., and six provinces in Canada.  The Company also provides intermodal services for the rail haul movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510.  Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements can be identified by use of forward-looking terminology, such as “believes,” “expects,” “intends,” “may,” “might,” “will,” “could,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by the discussions of strategy. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the expected impacts of the recent novel coronavirus pandemic and the COVID-19 outbreak, 2020 financial results, outlook, implications, expectations and related assumptions, capital expenditures, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253Joe Box / (281) 873-3205

maryannew@wasteconnections.comjoe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THREE months ended March 31, 2019 and 2020

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended March 31,
	2019	2020

Revenues	$1,244,637	$1,352,404
Operating expenses:
Cost of operations	733,690	815,424
Selling, general and administrative	132,586	136,052
Depreciation	146,847	150,821
Amortization of intangibles	30,542	31,638
Impairments and other operating items	16,112	1,506
Operating income	184,860	216,963

Interest expense	(37,287)	(37,990)
Interest income	3,311	2,175
Other income (expense), net	2,661	(9,521)
Income before income tax provision	153,545	171,627

Income tax provision	(27,968)	(28,734)
Net income	125,577	142,893
Plus: Net loss attributable to noncontrolling interests	45	142
Net income attributable to Waste Connections	$125,622	$143,035

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.48	$0.54

Diluted	$0.48	$0.54

Shares used in the per share calculations:
Basic	263,603,418	263,790,364
Diluted	264,336,930	264,353,158

Cash dividends per common share	$0.160	$0.185

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2019	March 31, 2020
ASSETS
Current assets:
Cash and equivalents	$326,738	$1,195,279
Accounts receivable, net of allowance for credit losses of $16,432 and $15,172 at December 31, 2019 and March 31, 2020, respectively	662,808	624,389
Prepaid expenses and other current assets	141,052	142,553
Total current assets	1,130,598	1,962,221
Restricted cash	96,483	88,927
Restricted investments	51,179	45,856
Property and equipment, net	5,516,347	5,415,989
Operating lease right-of-use assets	183,220	176,772
Goodwill	5,510,851	5,385,841
Intangible assets, net	1,163,063	1,120,197
Other assets, net	85,954	83,608
Total assets	$13,737,695	$14,279,411

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$436,970	$398,523
Book overdraft	15,954	12,105
Accrued liabilities	280,808	297,266
Current portion of operating lease liabilities	29,929	29,741
Current portion of contingent consideration	26,659	37,549
Deferred revenue	216,443	210,668
Current portion of long-term debt and notes payable	465	4,318
Total current liabilities	1,007,228	990,170

Long-term portion of debt and notes payable	4,353,782	5,160,735
Long-term portion of operating lease liabilities	160,033	153,640
Long-term portion of contingent consideration	42,825	30,050
Deferred income taxes	818,622	817,331
Other long-term liabilities	416,851	440,399
Total liabilities	6,799,341	7,592,325
Commitments and contingencies

Equity:
Common shares: 263,699,675 shares issued and 263,618,161 shares outstanding at December 31, 2019; 262,878,701 shares issued and 262,804,517 shares outstanding at March 31, 2020	4,135,343	4,030,368
Additional paid-in capital	154,917	141,438
Accumulated other comprehensive loss	(10,963)	(238,652)
Treasury shares: 81,514 and 74,184 shares at December 31, 2019 and March 31, 2020, respectively	-	-
Retained earnings	2,654,207	2,749,224
Total Waste Connections’ equity	6,933,504	6,682,378
Noncontrolling interest in subsidiaries	4,850	4,708
Total equity	6,938,354	6,687,086
	$13,737,695	$14,279,411

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

THREE months ended MARCH 31, 2019 and 2020

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2019	2020
Cash flows from operating activities:
Net income	$125,577	$142,893
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	16,372	135
Depreciation	146,847	150,821
Amortization of intangibles	30,542	31,638
Amortization of leases	7,214	5,353
Deferred income taxes, net of acquisitions	10,126	23,259
Amortization of debt issuance costs	1,148	3,420
Share-based compensation	15,168	13,046
Interest accretion	3,972	4,352
Adjustments to contingent consideration	1,466	-
Other	(145)	2,308
Net change in operating assets and liabilities, net of acquisitions	5,485	(7,639)
Net cash provided by operating activities	363,772	369,586

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(14,920)	(5,943)
Capital expenditures for property and equipment	(114,238)	(137,781)
Proceeds from disposal of assets	639	3,499
Change in restricted investments, net of interest income	-	4,348
Other	473	2,251
Net cash used in investing activities	(128,046)	(133,626)

Cash flows from financing activities:
Proceeds from long-term debt	55,354	1,790,625
Principal payments on notes payable and long-term debt	(52,051)	(970,393)
Payment of contingent consideration recorded at acquisition date	(275)	(1,976)
Change in book overdraft	(2,784)	(3,848)
Payments for repurchase of common shares	-	(105,654)
Payments for cash dividends	(42,084)	(48,018)
Tax withholdings related to net share settlements of equity-based compensation	(16,973)	(23,090)
Debt issuance costs	-	(10,936)
Proceeds from sale of common shares held in trust	3,610	679
Net cash provided by (used in) financing activities	(55,203)	627,389
Effect of exchange rate changes on cash, cash equivalents and restricted cash	193	(2,364)
Net increase in cash, cash equivalents and restricted cash	180,716	860,985
Cash, cash equivalents and restricted cash at beginning of period	403,966	423,221
Cash, cash equivalents and restricted cash at end of period	$584,682	$1,284,206

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2020:

	U.S.	Canada	Total
Core Price	5.2%	7.2%	5.5%
Surcharges	0.1%	0.7%	0.1%
Volume	0.2%	(3.9)%	(0.4)%
Recycling	(0.3)%	(0.9)%	(0.4)%
Foreign Exchange Impact	-	(1.0)%	(0.1)%
Total	5.2%	2.1%	4.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2019 and 2020:

	Three months ended March 31, 2019
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$891,353	$(2,176)	$889,177	71.4%
Solid Waste Disposal and Transfer	405,791	(165,046)	240,745	19.3%
Solid Waste Recycling	19,804	(504)	19,300	1.6%
E&P Waste Treatment, Recovery and Disposal	66,831	(3,694)	63,137	5.1%
Intermodal and Other	32,837	(559)	32,278	2.6%
Total	$1,416,616	$(171,979)	$1,244,637	100.0%

	Three months ended March 31, 2020
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$989,009	$(3,404)	$985,605	72.9%
Solid Waste Disposal and Transfer	446,983	(187,066)	259,917	19.2%
Solid Waste Recycling	18,108	(552)	17,556	1.3%
E&P Waste Treatment, Recovery and Disposal	65,377	(6,027)	59,350	4.4%
Intermodal and Other	30,018	(42)	29,976	2.2%
Total	$1,549,495	$(197,091)	$1,352,404	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended March 31, 2019 and 2020:

	Three months ended March 31,
	2019	2020
Acquisitions, net	$68,985	$59,568

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2019 and 2020:

	Three months ended March 31,
	2019	2020
Cash Interest Paid	$22,174	$17,046
Cash Taxes Paid	6,411	4,610

Debt to Book Capitalization as of March 31, 2020:  44%

Internalization for the three months ended March 31, 2020:    56%

Days Sales Outstanding for the three months ended March 31, 2020:    42 (28 net of deferred revenue)

Share Information for the three months ended March 31, 2020:

Basic shares outstanding	263,790,364
Dilutive effect of equity-based awards	562,794
Diluted shares outstanding	264,353,158

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss)  attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2019	2020
Net income attributable to Waste Connections	$125,622	$143,035
Less: Net loss attributable to noncontrolling interests	(45)	(142)
Plus: Income tax provision	27,968	28,734
Plus: Interest expense	37,287	37,990
Less: Interest income	(3,311)	(2,175)
Plus: Depreciation and amortization	177,389	182,459
Plus: Closure and post-closure accretion	3,490	3,908
Plus: Impairments and other operating items	16,112	1,506
Plus/(Less): Other expense (income), net	(2,661)	9,521
Adjustments:
Plus: Transaction-related expenses (a)	837	1,146
Plus: Fair value changes to equity awards (b)	3,021	2,541
Adjusted EBITDA	$385,709	$408,523

As % of revenues	31.0%	30.2%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2019	2020
Net cash provided by operating activities	$363,772	$369,586
Less: Change in book overdraft	(2,784)	(3,848)
Plus: Proceeds from disposal of assets	639	3,499
Less: Capital expenditures for property and equipment	(114,238)	(137,781)
Adjustments:
Cash received for divestitures (a)	(2,376)	-
Transaction-related expenses (b)	837	1,146
Pre-existing Progressive Waste share-based grants (c)	2,182	6,440
Tax effect (d)	(1,697)	(3,318)
Adjusted free cash flow	$246,335	$235,724

(a)	Reflects the elimination of cash received in conjunction with the divestiture of certain Progressive Waste operations.
(b)	Reflects the addback of acquisition-related transaction costs.
(c)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(d)	The aggregate tax effect of footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2019	2020
Reported net income attributable to Waste Connections	$125,622	$143,035
Adjustments:
Amortization of intangibles (a)	30,542	31,638
Impairments and other operating items (b)	16,112	1,506
Transaction-related expenses (c)	837	1,146
Fair value changes to equity awards (d)	3,021	2,541
Tax effect (e)	(12,197)	(9,304)
Adjusted net income attributable to Waste Connections	$163,937	$170,562
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.48	$0.54
Adjusted net income	$0.62	$0.65

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.